SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 24, 2011
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Management Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-152608 (Commission File Number)	26-1749145 (IRS Employer Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:    (214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01         Entry into a Material Definitive Agreement

Through our Armadillo Mining Corporation subsidiary, we have entered into an Option Agreement, dated January 20, 2011 to acquire 50% of the Colombian metallurgical coal company, C.I. Hunza Coal Ltda. (“Hunza”).  Hunza owns and operates a mine located in the Boyaca province of Colombia, which is estimated to contain metallurgical coal resources of 16 million to 90 million tons of high quality metallurgical coal.  The Hunza mine is permitted and is currently producing and marketing about 1,000 tons per month.

The option agreement provides that we will pay an exclusivity fee of US$1.4 million in stages through March 15, 2011 in order to maintain our option rights.  Under the agreement, we are required to invest US$5.0 million in mine exploration and production over a 12 month period in order to acquire the 50% interest in Hunza.  We are engaging outside consultants to prepare a resource and reserve study of the Hunza mine.  The option agreement follows our business strategy of selling our U.S. coal assets and focusing on Colombian metallurgical coal opportunities.  We recently sold our Snider Ranch, Montana property and are currently negotiating to sell our interest in the Carpenter Creek, Montana project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGEMENT ENERGY, INC.

Date: January 24, 2011	By:	/s/ Jack W. Hanks
Jack W. Hanks, President andChief Executive Officer